Exhibit 99.1

Digimarc Reports First Quarter 2021 Financial Results

Beaverton, Ore. – April 28, 2021 – Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

Revenue for the first quarter of 2021 increased eight percent to $6.7 million compared to $6.2 million in the first quarter of 2020. Service revenue increased one percent, reflecting growth in services to Commercial1 customers, partially offset by a decrease in services to a Government customer as a result of timing of program work. Subscription revenue increased 19%, reflecting the impact of a new contract with a Commercial customer.

Operating expenses for the first quarter of 2021 decreased four percent to $12.6 million compared to $13.0 million in the same quarter a year-ago, reflecting lower travel, compensation and marketing costs.

Operating loss for the first quarter of 2021 decreased nine percent to $8.2 million compared to $9.1 million in the first quarter of 2020, due to higher revenue and lower operating expenses.

Net loss for the first quarter of 2021 decreased eight percent to $8.2 million or $(0.50) per diluted share compared to net loss of $8.9 million or $(0.74) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents, short- and long-term marketable securities totaled $70.7 million compared to $77.7 million at December 31, 2020.

Conference call

Digimarc will hold a conference call today (Wednesday, April 28, 2021) to discuss these results and provide an update on market conditions and execution of strategy. President and CEO Riley McCormack and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934
International Number: 706-679-0638
Conference ID: 9483867

If you have any difficulty connecting with the conference call, please contact Digimarc investor relations team at +1 503-469-4826.

Company contact:

Charles Beck

Chief Financial Officer
cbeck@digimarc.com

+1 503-469-4721

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[1]

Commercial includes customers previously categorized as Retail and Media as well as a small number of customers previously categorized as Government. The change in categorization was made to better align with the structure of our sales and delivery organization and is a more accurate representation of how we view and manage our business. Management will provide comparative information under the new and old reporting structure for each quarter of fiscal 2021 and 2020, along with additional bookings disclosure not historically provided, in the earnings call transcripts, starting with this quarter.  These transcripts are posted on our website.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform takes industry beyond the barcode, providing innovative and comprehensive automatic identification software and services to simplify search and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon, with a growing supplier network around the world. Visit us at digimarc.com on LinkedIN and follow us on Twitter @digimarc to learn more about The Barcode of Everything®.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2020, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2021	2020
Revenue:
Service	$3,784	$3,738
Subscription	2,916	2,451
Total revenue	6,700	6,189
Cost of revenue:
Service	1,570	1,684
Subscription	791	514
Total cost of revenue	2,361	2,198
Gross profit:
Service	2,214	2,054
Subscription	2,125	1,937
Total gross profit	4,339	3,991
Gross margin:
Service	59%	55%
Subscription	73%	79%
Percentage of gross profit to total revenue	65%	64%

Operating expenses:
Sales and marketing	4,941	5,246
Research, development and engineering	4,131	4,433
General and administrative	3,493	3,367
Total operating expenses	12,565	13,046

Operating loss	(8,226)	(9,055)

Other income, net	10	142

Loss before income taxes	(8,216)	(8,913)

Benefit (provision) for income taxes	(6)	5
Net loss	$(8,222)	$(8,908)

Earnings (loss) per common share:
Loss per common share - basic	$(0.50)	$(0.74)
Loss per common share - diluted	$(0.50)	$(0.74)
Weighted average common shares outstanding - basic	16,333	12,037
Weighted average common shares outstanding - diluted	16,333	12,037

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents (1)	$4,705	$19,696
Marketable securities (1)	65,796	58,032
Trade accounts receivable, net	4,141	3,907
Other current assets	1,978	2,197
Total current assets	76,620	83,832
Marketable securities (1)	159	—
Property and equipment, net	3,144	3,272
Intangibles, net	6,609	6,612
Goodwill	1,114	1,114
Other assets	2,502	2,198
Total assets	$90,148	$97,028

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,008	$2,827
Note payable, current	4,799	3,947
Deferred revenue	2,943	3,002
Total current liabilities	10,750	9,776
Lease liability and other long-term liabilities	2,325	2,295
Note payable, long-term	280	1,118
Total liabilities	13,355	13,189

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	17	17
Additional paid-in capital	256,200	255,024
Accumulated deficit	(179,474)	(171,252)
Total shareholders' equity	76,793	83,839

Total liabilities and shareholders' equity	$90,148	$97,028

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $70,660 and $77,728 at March 31, 2021 and December 31, 2020, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,222)	$(8,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	363	374
Amortization and write-off of intangibles	177	201
Amortization of right of use assets under operating leases	118	117
Amortization of net premiums and (discounts) on marketable securities	(266)	97
Stock-based compensation	2,010	2,195
Changes in operating assets and liabilities:
Trade accounts receivable	(612)	62
Other current assets	219	338
Other assets	(44)	19
Accounts payable and other accrued liabilities	501	61
Deferred revenue	(55)	(146)
Lease liability and other long-term liabilities	(177)	(159)
Net cash used in operating activities	(5,988)	(5,749)

Cash flows from investing activities:
Purchase of property and equipment	(317)	(235)
Capitalized patent costs	(159)	(137)
Maturity of marketable securities	17,494	11,594
Purchase of marketable securities	(25,151)	(6,407)
Net cash provided by (used in) investing activities	(8,133)	4,815

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	574
Exercise of stock options	—	135
Purchase of common stock	(870)	(738)
Net cash used in financing activities	(870)	(29)

Net decrease in cash and cash equivalents (2)	$(14,991)	$(963)

Cash, cash equivalents and marketable securities at beginning of period	77,728	36,817
Cash, cash equivalents and marketable securities at end of period	70,660	30,570
(2) Net decrease in cash, cash equivalents and marketable securities	$(7,068)	$(6,247)

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